CUTLER  LAW  GROUP
                      610 NEWPORT CENTER DRIVE, SUITE 800
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949)719-1977           M. Richard Cutler, Esq.
                              FAX: (949) 719-1988        Brian A. Lebrecht, Esq.
                               www.cutlerlaw.com         Vi Bui, Esq.
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                               November 27, 2000


Securities  and  Exchange  Commission
Division  of  Corporate  Finance
Washington,  D.C.  20549

     Re:     Go  Online  Networks  Corporation

Ladies  and  Gentlemen:

       This office represents Go Online Networks Corporation, a Delaware corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-4 under the Securities Act of 1933 (the "Registration
Statement"), which relates to the sale of (i) 5,533,332 shares of common stock issuable in connection with the acquisition of NetStrat, Inc. and Amer Software, Inc. (the "Acquisition Shares"), (ii) up to an additional 10,526,316 shares of common stock issuable upon the conversion of the Series 2000-A Eight Percent Convertible Note (the "Note Conversion Shares"), (iii) up to 842,106 shares of common issuable in satisfaction of interest due under the Notes (the "Note Interest Shares"), (iv) up to 3,055,556 shares of common stock issuable upon the conversion of certain convertible debentures (the "Debenture Conversion Shares"); and (v) up to 76,388 shares of common stock issuable in satisfaction of interest due under the debentures (the "Debenture Interest Shares"). For purposes hereinafter, the Acquisition Shares, Note Conversion Shares, Note Interest Shares, Debenture Conversion Shares and Debenture Interest Shares are collectively referred to as the "Registered Securities." In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-4 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.



                                         CUTLER  LAW  GROUP

                                         /s/ Cutler Law Group